EXHIBIT 10.1

PURCHASE AGREEMENT

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

Attention: Chief Executive Officer

Ladies and Gentlemen:

Each undersigned entity (each an “Investor” and collectively the “Investors”) hereby confirms and agrees with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of December 18, 2009 between NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), and the Investors.

2. Each Investor will purchase from the Company and the Company will issue and sell to each Investor the number of shares of common stock (the “Shares”) of the Company set forth opposite such Investor’s name on Schedule A for a purchase price of $42.45 per share, or the aggregate purchase price set forth for such Investor on Schedule A.

3. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on December 23, 2009. At the Closing, the Company shall deliver to each Investor, using customary book-entry procedures, the number of Shares set forth for such Investor on Schedule A, and the Investor shall deliver, or cause to be delivered, to the Company by wire transfer funds in the full amount of the purchase price for the Shares being purchased.

4. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:	Wells Capital Management, as agent for the Schedule A investors

By:	/s/ Geoffrey Moore
Print Name:	Geoffrey Moore
Title:	Compliance Manager

Address:

Tax ID No.:

Contact Name:

Telephone:

Name in which book-entry should be made (if different):

AGREED AND ACCEPTED:

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Michael Tate

Print Name:	Michael Tate

Title:	Chief Financial Officer